Exhibit 107

Calculation of Filing Fee Tables

S-8

Carlsmed, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share issuable pursuant to Inducement Restricted Stock Unit Agreements	Other	153,021	$13.85	$2,119,340.85	0.00008700	$184.38
2	Equity	Common Stock, par value $0.00001 per share issuable pursuant to Inducement Stock Option Agreements	Other	312,601	$13.85	$4,329,523.85	0.00008700	$376.67
Total Offering Amounts:						$6,448,864.70		$561.05
Total Fee Offsets:								$0.00
Net Fee Due:								$561.05

Offering Note

1.
Represents the number of shares of Common Stock which may be issued upon the vesting and settlement of restricted stock units granted to Richard Heppenstall and Anthony Jarc pursuant to their respective Inducement Restricted Stock Unit Agreements (collectively, the “RSU Inducement Grants”), each as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4). Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of Common Stock that become issuable under the RSU Inducement Grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. The price set forth under the column titled “Proposed Maximum Offering Price Per Unit” represents the average of the high and the low prices per share of Common Stock as reported on Nasdaq on September 30, 2026. The registration fee has been computed in accordance with Rule 457(c) and (h) under the Securities Act.
2.
Represents the number of shares of Common Stock which may be issued upon the vesting and exercise of stock options granted to Richard Heppenstall and Anthony Jarc pursuant to their respective Inducement Stock Option Agreements (collectively, the “Option Inducement Grants”), each as an inducement material to entry into employment with the Registrant under Nasdaq Listing Rule 5635(c)(4). Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of Common Stock that become issuable under the Option Inducement Grants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. The price set forth under the column titled “Proposed Maximum Offering Price Per Unit” represents the average of the high and the low prices per share of Common Stock as reported on Nasdaq on September 30, 2026. The registration fee has been computed in accordance with Rule 457(c) and (h) under the Securities Act.

Table 2: Fee Offset Claims and Sources	Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A